CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS










As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 250,000 shares of South Alabama Bancorporation common stock in connection with the South Alabama Bancorporation 2001 Incenctive Compensation Plan) of our report dated February 4, 2001 included in South Alabama Bancorporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.







/s/Arthur Andersen
Birmingham, Alabama
October 19, 2001